UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
Thermadyne Holdings Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:
On October 5, 2010, Thermadyne Holdings Corporation issued the following press release.

THERMADYNE HOLDINGS CORPORATION AGREES
TO BE ACQUIRED BY IRVING PLACE CAPITAL
Shareholders to receive $15.00 per share in cash;
transaction valued at approximately $422 million
ST. LOUIS — October 5, 2010 — Thermadyne Holdings Corporation (Nasdaq: THMD), a leading global manufacturer and marketer of metal cutting and welding products and accessories, today announced that it has entered into a definitive agreement to be acquired by affiliates of Irving Place Capital, a middle-market private equity firm, in a transaction valued at approximately $422 million, excluding fees and expenses.
Under the terms of the agreement, Thermadyne’s shareholders will receive $15.00 per share in cash for each share of Thermadyne’s common stock, representing a premium of 18 percent over the average closing share price of $12.71 during the last 30 trading days ending October 4, 2010 and a 25 percent premium over Thermadyne’s average closing share price of $12.05 during the last 90 trading days ending October 4, 2010.
Thermadyne’s board of directors unanimously approved the transaction and recommended that Thermadyne’s shareholders adopt the agreement with Irving Place Capital. Investment funds managed by Angelo, Gordon & Co., L.P. (which collectively own approximately 33 percent of Thermadyne’s outstanding common stock) executed an agreement with an affiliate of Irving Place Capital to vote their shares in favor of the transaction with Irving Place Capital.
Paul Melnuk, chairman of the board of directors of Thermadyne, said, “I am very pleased with the accomplishments that our leadership team and employees around the world have made over the last seven years in restoring and revitalizing Thermadyne’s leadership position in the marketplace. This transaction allows all of our shareholders to realize the value created.”
Martin Quinn, Thermadyne’s president said, “Our team has created a strong market presence with leading brands and unwavering customer commitment. Irving Place Capital’s ability to bring value-added resources will help continue Thermadyne’s growth momentum.”
Douglas Korn, a senior managing director of Irving Place Capital, said, “We are excited to invest behind this talented management team in pursuit of Thermadyne’s vision for continued product and service innovations in key global markets.”
The transaction is subject to shareholder approval and other customary closing conditions and is targeted to close in December 2010.
- more -

Oppenheimer & Co. Inc. is acting as Thermadyne’s exclusive financial advisor, and Bryan Cave LLP serves as its legal advisor in connection with this transaction. RBC Capital Markets is acting as Irving Place Capital’s exclusive financial advisor, and Weil, Gotshal & Manges LLP is acting as its legal advisor. Jefferies & Company, Inc., or one or more of its affiliates, RBC Capital Markets and GE Antares Capital Corporation have committed to providing debt financing in support of the transaction.
About Irving Place Capital
Irving Place Capital invests private equity capital in buyouts, recapitalizations and growth capital opportunities alongside superior management teams. Since its formation in 1997, Irving Place Capital has been an investor in more than 50 companies and has raised over $4.0 billion of equity capital, including its current $2.7 billion institutional fund. More information about Irving Place Capital is available at www.irvingplacecapital.com.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the company’s website at www.thermadyne.com.
Additional Information and Where to Find It
At the closing of the transaction, Razor Merger Sub Inc., an affiliate of Irving Place Capital, will merge with and into Thermadyne Holdings Corporation (the “Company”), with the Company surviving as a wholly-owned subsidiary of Razor Holdco, Inc., another affiliate of Irving Place Capital. The closing is subject to the approval of the Company’s stockholders. In connection with the merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.thermadyne.com/investor-relations by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
- more -

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010. This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed merger, including obtaining antitrust approvals in the U.S. and other jurisdictions, the risk that the contemplated merger does not occur, the risk that key employees of the Company will not be retained, the expenses of the proposed merger and other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.
Media Contacts

For Thermadyne:	For Irving Place Capital:

Debbie Bockius	Mary Zimmerman or Christina
Thermadyne Holdings Corporation	Stenson, Brunswick Group
636-728-3031	212-333-3810